EXHIBIT NO. 99.(m) 2

MFS VARIABLE INSURANCE TRUST II

Formerly known as

MFS/SUN LIFE SERIES TRUST

SERVICE CLASS

DISTRIBUTION PLAN PURSUANT TO RULE 12B-1

OF THE 1940 ACT

Effective July 13, 2001

Exhibit A:  Funds and Share Classes Covered by Rule 12b-1 Plan, as of:

April 30, 2002

(Redesignation of Global Health Sciences Series to Strategic Value Series and Redesignation of International New Discovery Series to Mid Cap Value Series)

October 16, 2002

(Redesignation of International Investors Trust Series to International Value Series)

September 9, 2003

(Termination of Global Asset Allocation Series and Global Telecommunications Series)

April 30, 2004

(Redesignation of Research Growth and Income Series to Core Equity Series)

April 29, 2005

(Termination of Managed Sectors Series)

June 22, 2007

(Termination of Strategic Growth Series and Capital Opportunities Series, and Redesignation of Mass. Investors Trust Series to Blended Research Core Equity Series)

September 27, 2007

(Establishment of Blended Research Growth Series and Blended Research Value Series)

December 28, 2007

(Redesignation of Trust as MFS Variable Insurance Trust II, and Redesignation of all series)

February 29, 2008

(Redesignation of MFS Emerging Market Equity Portfolio as MFS Emerging Markets Equity Portfolio)

April 29, 2008

(Redesignation of MFS Emerging Growth Portfolio as MFS Growth Portfolio)

September 16, 2008

(Redesignation of MFS Research Portfolio as MFS Global Research Portfolio)

June 26, 2009

(Termination of MFS Strategic Value Portfolio)

December 7, 2009

(Termination of MFS Capital Appreciation Portfolio and MFS Mid Cap Value Portfolio)

February 8, 2010

(Redesignation of MFS Global Total Return Portfolio as MFS Global Tactical Allocation Portfolio)

June 25, 2012

(Termination of MFS Blended Research Growth Portfolio and MFS Blended Research Value Portfolio)

August 17, 2012

(Termination of MFS Growth Portfolio and MFS Mid Cap Growth Portfolio)

August 16, 2013

(Termination of MFS Total Return Portfolio)

August 8, 2014

(Termination of MFS New Discovery Portfolio, MFS Utilities Portfolio and MFS Value Portfolio)

April 30, 2015

(Redesignation of MFS Bond Portfolio as MFS Corporate Bond Portfolio)

As of April 30, 2015

SCHEDULE A

MFS Blended Research Core Equity Portfolio

MFS Core Equity Portfolio

MFS Corporate Bond Portfolio

MFS Emerging Markets Equity Portfolio

MFS Global Governments Portfolio

MFS Global Growth Portfolio

MFS Global Research Portfolio

MFS Global Tactical Allocation Portfolio

MFS Government Securities Portfolio

MFS High Yield Portfolio

MFS International Growth Portfolio

MFS International Value Portfolio

MFS Massachusetts Investors Growth Stock Portfolio

MFS Money Market Portfolio

MFS Research International Portfolio

MFS Strategic Income Portfolio

MFS Technology Portfolio